SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                         [ X ]
Filed by a Party other than the Registrant      [   ]

Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material under Rule 14a-12


                           OraSure Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:
[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange  Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

                                [Graphic Omitted]

                           ORASURE TECHNOLOGIES, INC.
                               150 Webster Street
                          Bethlehem, Pennsylvania 18015
                                                                  April 30, 2001


Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders to be held on Thursday, June 14, 2001, at the Comfort Suites, 120 W. Third Street, Bethlehem, Pennsylvania, 18015, at 9:00 a.m. local time. Your Board of Directors and Management look forward to personally greeting those present. At the meeting, you will be asked to (1) elect two Class I Directors to serve on the Board of Directors until the Annual Meeting of Stockholders in 2004, and (2) transact such other business as may properly come before the meeting or any adjournments thereof.

     Your Board of Directors has approved the nominees for Director and recommends that you vote FOR their election to the Board. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to mark, sign, date, and mail the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously mailed your proxy card.

Sincerely yours,


/s/Robert D. Thompson
Robert D. Thompson
Chief Executive Officer

                                [Graphic Omitted]

                           ORASURE TECHNOLOGIES, INC.
                               150 Webster Street
                          Bethlehem, Pennsylvania 18015
                                 ---------------
                    Notice of Annual Meeting of Stockholders
                            to be held June 14, 2001
                                 --------------

To the Stockholders of OraSure Technologies, Inc.:

     The Annual Meeting of Stockholders of OraSure Technologies, Inc., a Delaware corporation, will be held at the Comfort Suites, 120 W. Third Street, Bethlehem, Pennsylvania 18015 on Thursday, June 14, 2001, at 9:00 a.m. local time, for the following purposes:

     1. To elect two Class I Directors; and

     2. To consider such other business as may properly come before the meeting or any adjournment thereof.

     Additional information is included in the Proxy Statement accompanying this Notice. Only holders of Common Stock of record at the close of business on April 20, 2001, will be entitled to vote at the Annual Meeting of Stockholders and any adjournments thereof.

By Order of the Board of Directors



Jack E. Jerrett
Secretary

April 30, 2001
Bethlehem, Pennsylvania

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, you are urged to mark, sign, date, and return the enclosed proxy card promptly in the envelope provided. Returning your proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

                                [Graphic Omitted]

                           ORASURE TECHNOLOGIES, INC.
                               150 Webster Street
                          Bethlehem, Pennsylvania 18015
                                   -----------

                                 Proxy Statement

This Proxy Statement is being mailed on or about April 30, 2001, to stockholders of OraSure Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Company's solicitation of proxies ("Proxies") for use at the Annual Meeting of Stockholders to be held on June 14, 2001, at 9:00 a.m. local time, at the Comfort Suites, 120 W. Third Street, Bethlehem, Pennsylvania 18015, and at any adjournments thereof (the "Annual Meeting").

                                     Proxies

Shares represented by a properly executed Proxy will be voted in accordance with the stockholder's instructions. If no instructions are given, the stockholder's shares will be voted according to the recommendations of the Board of Directors (the "Board") as stated on the Proxy. Stockholders may revoke the authority granted by their Proxies at any time before the Annual Meeting by notice in writing delivered to the Secretary of the Company, by submitting a subsequently dated Proxy, or by attending the Annual Meeting, withdrawing the Proxy, and voting in person.

At the Annual Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement. The Board knows of no other matters to be presented for action at the Annual Meeting. If any other matters do properly come before the Annual Meeting, the persons named on the Proxy will have discretionary authority to vote thereon in accordance with their best judgment.

The cost of soliciting Proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers, and regular employees may solicit Proxies personally or by telephone or other means without additional compensation. The Company has retained Mellon Investor Services LLC, to assist in such solicitation for an estimated fee of $4,500 plus reimbursement for certain expenses.

Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable expenses in so doing.


--------------------------------------------------------------------------------
       Please MARK, SIGN, and DATE the enclosed proxy card, and RETURN it promptly in the enclosed envelope provided for this purpose.
--------------------------------------------------------------------------------

                                Voting Securities

On April 20, 2001, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote at the meeting 36, 554,600 shares of common stock, par value $.000001 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on any matter brought before the meeting. A majority of the shares of Common Stock outstanding as of the record date, represented in person or by Proxy at the meeting, will constitute a quorum for the transaction of business.

                             Principal Stockholders

The following table sets forth information as of April 20, 2001, regarding the beneficial ownership of the Company's Common Stock by (a) each person who is known to the Company to be the beneficial owner of more than five percent of the Common Stock outstanding, (b) each Director and nominee for election as Director, (c) each of the Company's executive officers and other persons named in the Summary Compensation Table under "Executive Compensation," and (d) all Directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each person identified below is c/o OraSure Technologies, Inc., 150 Webster Street, Bethlehem, Pennsylvania 18015.

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares of the Company's Common Stock which a person has a right to acquire pursuant to the exercise of stock options and warrants held by that holder that are exercisable within 60 days of April 20, 2001 are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person.

                                       Amount and Nature of
Beneficial Owner                       Beneficial Ownership(1)(2)   Percent of Class
------------------------------------------------------------------------------------
William W. Crouse(3)                        3,133,236                    8.6%

HealthCare Ventures V, L.P.(3)              3,115,292                    8.5%
HealthCare Partners V, L.P.
Augustine Lawlor
Christopher Mirabelli, Ph.D.
Harold Werner
James H. Cavanaugh, Ph.D.
John Littlechild
William W. Crouse
 44 Nassau Street
 Princeton, NJ 08542

William M. Hinchey(4)                       2,264,364                    6.2%

R. Sam Niedbala, Ph.D.(5)                   2,044,924                    5.6%

Michael J. Gausling(6)                      2,041,273                    5.6%

Sawtooth Capital Management, Inc. (7)       1,997,615                    5.5%
Sawtooth Capital Management, L.P.
Bartley B. Blout
 1801 Century Park East, Suite 460
 Los Angeles, CA 90067

WM Advisors Inc.(8)                         1,903,800                    5.2%
 1201 Third Avenue, 22nd Floor
 Seattle, WA 98101

Michael G. Bolton(9)                          952,534                    2.6%

Andrew S. Goldstein(10)                       391,815                    1.1%
 7260 S.W. Ascot Court
 Portland, OR 97225

Robert D. Thompson                            375,000                    1.0%

Charles E. Bergeron(11)                       246,506                      *
 5385 Denton Drive
 Lake Oswego, OR 97035

Roger L. Pringle(12)                          172,177                      *

William D. Block                              120,365                      *

J. Richard George, Ph.D.                       67,309                      *

Frank G. Hausmann                              60,000                      *

Gregory B. Lawless                                                        --

All directors and executive officers       11,265,185                   30.1%
as a group (15 people)(13)
---------

*Less than 1%

(1) Subject to community property laws where applicable, beneficial ownership consists of sole voting and dispositive power except as otherwise indicated.

(2) Includes shares subject to options exercisable within 60 days of April 20, 2001, as follows: Mr. Bergeron, 234,000 shares; Mr. Block, 112,500 shares; Mr. Bolton, 17,944 shares; Mr. Crouse, 17,944 shares; Mr. Gausling, 3,972 shares; Dr. George, 65,500 shares; Mr. Goldstein, 194,000 shares; Mr. Hausmann, 60,000 shares; Mr. Hinchey, 3,972 shares; Dr. Niedbala, 3,972 shares; Mr. Pringle, 135,552 shares; Mr. Thompson, 375,000 shares; and all directors and executive officers as a group, 828,241 shares.

(3) Includes 3,115,292 shares held of record by HealthCare Ventures V, L.P. HealthCare Ventures V, L.P., HealthCare Partners V, L.P., Drs. Cavanaugh and Mirabelli, and Messrs. Werner, Littlechild, Crouse and Lawlor share voting and dispositive power with respect to 3,115,292 shares. Mr. Crouse is a general partner of HealthCare Partners V, L.P., which is the general partner of HealthCare Ventures V, L.P.

(4) Includes 500,713 shares held by The William M. Hinchey 2000 Grantor Retained Annuity Trust Dated April 27, 2000, of which Mr. Hinchey is the trustee, and 24,917 shares held by The William M. Hinchey Irrevocable Education Trust Dated April 27, 2000, of which Maureen H. Hinchey is a trustee.

(5) Includes 529,601 shares held by The Raymond S. Niedbala 2000 Grantor Retained Annuity Trust Dated April 28, 2000, of which Dr. Niedbala is the trustee, and 73,670 shares held by The Raymond S. Niedbala Family Trust Dated April 28, 2000, of which Linda-Lee Niedbala is a trustee.

(6) Includes 529,601 shares held by The Michael J. Gausling Grantor Retained Annuity Trust Dated April 28, 2000, of which Mr. Gausling is the trustee, and 34,424 shares held by The Michael J. Gausling Irrevocable Education Trust Dated April 28, 2000, of which Sharon M. Gausling is a trustee.

(7) Based on information contained in the Schedule 13G filed in November 22, 2000 by Sawtooth Capital Management, Inc., Sawtooth Capital Management, Inc. is the general partner of Sawtooth Capital Management, L.P. and Mr. Blout is the controlling stockholder of Sawtooth Capital Management, Inc. Sawtooth Capital Management, Inc., Sawtooth Capital Management, L.P., and Mr. Blout share voting and dispositive power with respect to 1,997,615 shares.

(8) WM Advisors Inc. has sole voting and dispositive power with respect to 1,903,800 shares.

(9) Includes 934,590 shares held of record by Pennsylvania Early Stage Partners L.P. Mr. Bolton is Chief Executive Officer and a Managing Director of Pennsylvania Early Stage Partners GP, LLC, the general partner of Pennsylvania Early Stage Partners L.P.

(10)  Mr. Goldstein resigned from the Company in December 2000.

(11) Mr. Bergeron served as Interim President of Epitope until January 24, 2000, when Mr. Thompson was elected Chief Executive Officer. Mr. Bergeron resigned from the Company in December 2000.

(12)  Includes 1,500 shares owned by Mr. Pringle's spouse.

(13) Includes 3,115,292 shares held of record by HealthCare Ventures V, L.P. and 934,590 shares held of recordby Pennsylvania Early Stage Partners L.P.

                  Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company's officers and Directors and persons who own more than ten percent of the Common Stock (collectively, "Reporting Persons") file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Reporting Persons are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms and written representations regarding the absence of a filing requirement received from Reporting Persons, the Company believes that with respect to the year 2000, all Reporting Persons complied with all applicable filing requirements, except that Jack E. Jerrett, Vice President, General Counsel and Secretary, inadvertently filed the Form 3 required upon becoming an executive officer of the Company one day late, which form disclosed no beneficial holdings of Common Stock.

Item 1                         Election of Directors

At the Annual Meeting, stockholders will vote on the election of two Class I Directors. The Board of Directors has nominated Frank G. Hausmann and Michael G. Bolton for election as Class I Directors, for terms expiring at the Annual Meeting of Stockholders in 2004. The nominees for election as Directors are presently members of the Board.

In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for the two nominees, each of whom has consented to be named and to serve if elected. If a quorum is present, each nominee will be elected if he receives a plurality of the votes cast by shares present in person or by Proxy entitled to vote at the Annual Meeting. Abstentions and shares as to which a broker or other nominee has indicated on a duly executed and returned Proxy or otherwise advised the Company that it lacks voting authority will have no effect on the required vote.

The Company does not know of anything that would preclude any nominee from serving. However, should any nominee for any reason become unable or unwilling to serve as a Director, the persons named in the enclosed Proxy will vote the shares represented by each Proxy for such substitute nominee as the Board may approve.

Any vacancy that occurs during the term of a Director may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board. The vacancy may be filled for the term of the Class in which the vacancy occurs.

Certain information with respect to each person nominated for election as a Director and each person whose term of office as a Director will continue after the Annual Meeting is set forth below. Each person listed below (except for Mr. Lawless) became a Director of the Company in connection with the merger (the "Merger") of STC Technologies, Inc. ("STC") and Epitope, Inc. ("Epitope") into the Company on September 29, 2000, and served on the board of either STC or Epitope prior to the Merger.

                                                                               Director
Name                      Principal  Occupation                      Age         Since
---------------------------------------------------------------------------------------

Class 1 (Nominees for Terms of Office to Expire in 2004):
---------------------------------------------------------

Michael G. Bolton         Chief Executive Officer and                 57         2000
                          Managing Director of Pennsylvania
                          Early Stage Partners GP, LLC, and
                          Senior Vice President of
                          Safeguard Scientifics, Inc.

Frank G. Hausmann         President and Chief Executive Officer of    43         2000
                          CenterSpan Communications Corporation

Class II (Directors Whose Terms of Office Expire in 2002):
----------------------------------------------------------

William W. Crouse         Managing Director of                        58         2000
                          HealthCare Ventures LLC

Roger L. Pringle          President of The Pringle Company            60         2000

Class III (Directors Whose Terms of Office Expire in 2003):
-----------------------------------------------------------------------

Robert D. Thompson        Chief Executive Officer of                  39         2000
                          the Company

Michael J. Gausling       President and Chief Operating Officer of    43         2000
                          the Company

Gregory B. Lawless        Managing Partner of Collins Mabry & Co. LLC 61         2001

Michael G. Bolton had been a member of the board of directors of STC since April 1999. Mr. Bolton joined Safeguard Scientifics, Inc. in September 1997, and he serves as the Chief Executive Officer and Managing Director of Pennsylvania Early Stage Partners GP, LLC, a family of venture funds affiliated with Safeguard Scientifics. Mr. Bolton also serves as Senior Vice President of
Safeguard Scientifics. Safeguard Scientifics is a leader in identifying, developing and operating emerging technology companies. Prior to joining Safeguard Scientifics, Mr. Bolton was an executive at Lehigh University for 25 years. Mr. Bolton was the founding chief executive of the Ben Franklin Technology Center at Lehigh University and co-founder of the NEPA Venture Funds. Mr. Bolton received his B.A. in Economics and his M.B.A. from Lehigh University.

Frank G. Hausmann had been a member of the board of directors of Epitope since December 1999. Mr. Hausmann has been employed by CenterSpan Communications Corporation since July 1998, serving as President and Chief Executive Officer since October 1998 and as Vice President, Finance and Administration and Chief Financial Officer prior to that time. CenterSpan is a provider of Internet voice and text messaging software designed primarily for use with interactive games. From August 1997 to May 1998, Mr. Hausmann served as Vice President, Finance and Chief Financial Officer of Atlas Telecom, Inc., a developer of enhanced facsimile and voice-mail solutions. From September 1995 to July 1997, he served as Vice President, Corporate Development and General Counsel of Diamond
Multimedia Systems, Inc., a designer and marketer of computer video cards, modems and other peripherals. From June 1993 to September 1995, Mr. Hausmann was Executive Vice President and Chief Financial Officer of Supra Corporation, a designer and marketer of computer modems that was acquired by Diamond Multimedia Systems, Inc. in September 1995. From 1983 to 1993 Mr. Hausmann was a consultant and attorney with such firms as Price Waterhouse and Stoel Rives. Mr. Hausmann received B.S. degrees in Economics and Political Science from Willamette University and a J.D. degree from the University of Oregon. He is a member of the Oregon State Bar. Mr. Hausmann is also a director of CenterSpan Communications Corporation.

William W. Crouse had been a member of the board of directors of STC since April 1999. Since 1994, Mr. Crouse has served as Managing Director of HealthCare Ventures LLC, a venture capital firm. Prior to that time, Mr. Crouse served as Worldwide President of Ortho Diagnostic Systems, and Vice President of Johnson & Johnson International. Mr. Crouse has more than 30 years experience in the pharmaceutical industry. He serves as a director of BioTransplant Incorporated, Dendreon Corporation, The New York Blood Center and Lehigh University. Mr. Crouse received his B.S. in Finance and Economics from Lehigh University and his M.B.A. from Pace University.

Roger L. Pringle had been Chairman of the Board and a member of the board of directors of Epitope since February 1989. Mr. Pringle is President of The Pringle Company, a management consulting firm in Portland, Oregon, which he founded in 1975. Mr. Pringle is also a director of Agritope, Inc. and Bank of the Northwest.

Robert D. Thompson joined Epitope as Chief Executive Officer in January 2000, served as a member of Epitope's board of directors since February 2000, and is the Company's Chief Executive Officer. Prior to joining Epitope, Mr. Thompson was Chief Operating Officer and Chief Financial Officer at LabOne, Inc., an insurance testing laboratory. Mr. Thompson originally joined LabOne as Vice
President-Business Development in 1993 and was promoted to Chief Financial Officer, Treasurer, and Executive Vice President, Finance in 1994. He added the title of Chief Operating Officer in 1996. Before joining LabOne, Mr. Thompson served as Chief Financial Officer of Metwest, Inc., a Dallas-based clinical laboratory, and worked for seven years as an international business consultant. Mr. Thompson received his M.B.A. degree from The Harvard Graduate School of Business Administration and his B.S. degree in Economics from the Wharton School of Business at the University of Pennsylvania.

Michael J. Gausling is the Company's President and Chief Operating Officer. Mr. Gausling is a co-founder of STC and served as Chairman of STC's board of directors since 1996, President and Chief Executive Officer since 1990, and a director of STC since 1987. Mr. Gausling was Executive Vice President, Finance and Operations at STC from 1987 to 1990. Prior to forming STC, Mr. Gausling had been employed in the area of corporate finance at Procter and Gamble. Mr. Gausling received his B.S.M.E. from Rensselaer Polytechnic Institute and his M.B.A. in Finance from Miami University. Mr. Gausling is also a director of Paragon Technologies, Inc. and Keystone Savings Bank.

Gregory B. Lawless became a member of the Board in April 2001. Since 1998, Mr. Lawless has been the Managing Partner of Collins Mabry & Co. LLC, a strategic advisory firm for the life sciences industry which he co-founded. From 1992 to 1998, Mr. Lawless served as President and Chief Executive Officer of Cygnus, Inc., a medical diagnostics company, and from 1989 to 1992, was President and Chief Operating Officer of Chiron Corporation, also a medical diagnostics company. Mr. Lawless received his B.S. in Pharmacy from Fordham University, his M.S. in Analytical Chemistry from St. John's University, and his Ph.D. in Physical Organic Chemistry from Temple University.

Directors' Meetings

The Board of Directors of the Company held five meetings and took one vote by written consent during the year ended December 31, 2000. Each of the Directors listed above (other than Mr. Lawless who joined the Board in April 2001) attended more than 75 percent of the combined total of meetings of the Board during the year and of the committees of the Board on which the Director served during the year. The former board of directors of Epitope held 11 meetings and took four actions by written consent in 2000. Members of that board attended more than 75 percent of the meetings during the year except for Robert J. Zollars.

Committees of the Board

The Board of Directors has three standing committees - the Executive Committee, the Compensation Committee and the Audit Committee. The Compensation and Audit Committees are each composed entirely of non-employee directors.

EXECUTIVE COMMITTEE. The Board has designated an Executive Committee to assist in the discharge of the Board's responsibilities. The Executive Committee is composed of six Directors, Michael G. Bolton, William W. Crouse, Michael J. Gausling, Frank G. Hausmann, Roger L. Pringle, and Robert D. Thompson. The Executive Committee may exercise all the authority and powers of the Board in the management of the business and property of the Company, except those reserved to the Board by the Delaware Business Corporation Law or the Company's Certificate of Incorporation. The Executive Committee did not meet during the year ended December 31, 2000.

COMPENSATION COMMITTEE. The Compensation Committee of the Board recommends to the Board the compensation and benefits for the executive officers of the Company, administers the Company's stock award plans and employee stock purchase plan, and performs other tasks as set forth in the Company's Bylaws or as the Board may direct. Members of the Compensation Committee are Roger L. Pringle, Chairman, and Michael G. Bolton. The Compensation Committee met three times during the year ended December 31, 2000.

AUDIT COMMITTEE. The Audit Committee of the Board reviews the Company's internal audit, accounting and financial controls, and the performance and independence of the Company's outside auditors. The Audit Committee also performs those functions set forth in a written charter adopted by the Company's Board of Directors. A copy of the Audit Committee Charter is attached as Exhibit A to this Proxy Statement. Members of the Audit Committee are Frank G. Hausmann, Chairman, Michael G. Bolton and Roger L. Pringle. Each member of the Audit Committee is "independent" as defined in Rule 420D(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee met once during the year ended December 31, 2000.

Report of the Audit Committee

The following report of the Audit Committee of the Board shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing by the Company under either the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. The following report shall not otherwise be deemed filed under such Acts.

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the Nasdaq. The Committee operates pursuant to a Charter that was last amended and restated by the Board on October 26, 2000. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as currently in effect. Finally, the
Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

The  members  of the  Audit  Committee  are not  professionally  engaged  in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY'S BOARD OF DIRECTORS

Frank G. Hausmann
Michael G. Bolton
Roger L. Pringle

March 30, 2001

                             Nomination of Directors

The Company's Bylaws provide that nominations for election to the Board may be made by the Board or by any stockholder entitled to vote for the election of Directors at the Annual Meeting. A stockholder's notice of nomination must be made in writing to the Company's Secretary and must be delivered to or received at the principal executive offices of the Company not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The notice to the Secretary must set forth, with respect to the nominee, the name, age, business address and residence address of the person, the principal occupation or employment of the person, the class and number of shares of capital stock of the Company which are beneficially owned by the person, and any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The notice must also include the name and record address of the stockholder and the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of the proposed nominee to serve as a Director of the Company.

                               Executive Officers

The table below provides information about the executive officers of the Company as of April 20, 2001. Officers of the Company hold office at the discretion of the Board.

Name                             Age                    Position
----                             ---                    --------
Robert D. Thompson               39               Chief Executive Officer

Michael J. Gausling              43               President and
                                                  Chief Operating Officer

R. Sam Niedbala, Ph.D.           41               Executive Vice President and
                                                  Chief Science Officer

William D. Block                 39               Senior Vice President of
                                                  Sales and Marketing

P. Michael Formica               50               Senior Vice President,
                                                  Operations

J. Richard George, Ph.D.         58               Senior Vice President of
                                                  Research and Development,
                                                  Infectious Disease

William M. Hinchey               39               Senior Vice President of
                                                  Marketing, Drugs of Abuse

Richard D. Hooper                38               Vice President of
                                                  Finance and Chief Financial Officer

Jack E. Jerrett                  42               Vice President, General
                                                  Counsel and Secretary

Mark L. Kuna                     38               Controller

For biographical information on Messrs. Thompson and Gausling, see "Election of Directors."

R. Sam Niedbala, Ph.D. has been the Company's Executive Vice President and Chief Science Officer since September 2000. Dr. Niedbala is a co-founder of STC and had served as Executive Vice President, Chief Science Officer and a director of STC since 1987. Prior to forming STC, Dr. Niedbala had been employed by Hoffman-LaRoche, Inc. as a Senior Scientist. Dr. Niedbala received his B.S. in Chemistry from East Stroudsburg University, and his M.S. in Clinical Chemistry and Ph.D. in Chemistry from Lehigh University. Dr. Niedbala is also a board certified forensic examiner.

William D. Block has served as the Company's Senior Vice President of Sales and Marketing since September 2000. Prior to that time, Mr. Block served as Epitope's Vice President of Sales and Marketing since May 1999. Before joining Epitope, Mr. Block was Director of Institutional Sales for McKessonAPS, a division of McKessonHBOC, since March 1997. Prior to joining McKessonAPS, Mr. Block held various positions with Baxter International, Inc.'s subsidiary, Allegiance Corporation, where he worked for six years. His last position with Allegiance was as a Senior Account Manager/General Manager for the MidAmerica region where he oversaw sales of medical products and supplies. Mr. Block is an Army ROTC graduate from Wake Forest University where he received his B.A. degree in Economics.

P. Michael Formica has served as Senior Vice President, Operations for the Company and STC since May 2000. Prior to that time Mr. Formica was Division Manager, Mobil Measurement Technologies for Drager Sicherheitstechnik GmbH, in Luebeck, Germany, for eight years with worldwide responsibility, and Director Sales and Marketing, National Draeger, Inc. (USA) for two years. Drager is a world leader in the markets for chemical detection systems for the industrial safety market, and breath alcohol detection instrumentation. Before joining Drager, Mr. Formica held management positions in marketing, finance, product development, and general management of several companies. Mr. Formica received his M.B.A. from the Graduate School of Industrial Administration, Carnegie Mellon University, and his B.S. in Electrical Engineering from West Virginia University.

J. Richard George, Ph.D. has served as the Company's Senior Vice President of Research and Development, Infectious Disease since September 2000. Prior to that time, Dr. George was Chief Scientific Officer of Epitope since January 1998. He joined Epitope as Vice President of Scientific Affairs - Epitope Medical Products in March 1995. A career scientist, Dr. George previously served with the Centers for Disease Control and Prevention ("CDC"), Atlanta, Georgia, which he joined in 1960. He held a series of management and technical positions at the CDC, becoming Chief, Developmental Technology, Laboratory Investigations Branch, Division of HIV/AIDS in 1988. Dr. George received B.S. and M.S. degrees from Georgia State University and a Ph.D. in Microbiology from the University of Georgia.

William M. Hinchey has been Senior Vice President of Marketing, Drugs of Abuse for the Company since September 2000. He is a co-founder of STC and served as STC's Executive Vice President of Business Development - Oral Fluid Products since October 1999 and as Executive Vice President, Sales and Marketing and a director of STC since 1987. Prior to forming STC, Mr. Hinchey had been employed by Procter and Gamble in Brand Management. Mr. Hinchey received his B.S. in Business and Economics from West Virginia University and his M.B.A in Industrial Administration from Carnegie-Mellon University.

Richard D. Hooper has been Chief Financial Officer of the Company since February 2001 and Vice President, Finance since September 2000. Mr. Hooper served as Chief Financial Officer of STC since October 1997, and Manager, Finance and Accounting of STC since April 1996. Prior to joining STC, Mr. Hooper was a Vice President in PNC Bank's Corporate Banking Group. Mr. Hooper received his B.A. in Accounting from Moravian College and his M.B.A. from Lehigh University.

Jack E. Jerrett joined the Company as Vice President and General Counsel in November 2000 and was elected as Secretary in February 2001. Prior to joining the Company, Mr. Jerrett served as Associate General Counsel and Senior Counsel at PPL Electric Utilities Corporation and acted as general counsel to PPL Gas Utilities Corporation since June 1998. Prior to that, Mr. Jerrett was Senior Corporate Attorney of Union Pacific Corporation and an Associate with Morgan, Lewis & Bockius. Mr. Jerrett received his B.S. in Accounting from Villanova University and his J.D. from the Villanova University School of Law. He is a member of the Pennsylvania and American Bar Associations.

Mark L. Kuna was named as the Company's Controller in February 2001 and provided accounting and financial analysis support since joining the Company in October 2000. Prior to that time, Mr. Kuna served as Director of Financial Planning and Analysis for the greater Philadelphia region of XO Communications, Inc. since April 1998. Prior to joining XO Communications, Mr. Kuna served as Vice President and Principal Accounting Officer of Wedco Technology, Inc. since 1989. Prior to joining Wedco Technology, he was an accountant with Deloitte and Touche. Mr. Kuna received his B.S. in Accounting from the University of Scranton, is a Certified Public Accountant, and is a member of the Pennsylvania and American Institutes of Certified Public Accountants.

                 Certain Relationships and Related Transactions

Messrs. Gausling, Niedbala and Hinchey gave personal guarantees as collateral for an aggregate of $6.9 million in term loans and $2 million in revolving lines of credit established by STC. These guarantees were terminated in connection with the Merger.

Information regarding employment and retention agreements between the named executive officers and the Company is set forth in the Section entitled "Employment Agreements" in this Proxy Statement.

                             Executive Compensation

Summary Compensation Table(1)

The following table summarizes the compensation of the Company's Chief Executive Officer and the other officers named in this Proxy Statement.



                                                                                 Long-Term Compensation
                                                     Annual Compensation                 Awards
                                                     -------------------     -----------------------------
                                                                             Restricted     Securities      All Other
                                                                                Stock       Underlying      Compen-
Name and Principal Position         Year             Salary      Bonus          Award        Options(2)     sation(3)
----------------------------------------------------------------------------------------------------------------------
Robert D. Thompson                  2000            $249,683          -              -       475,000       $135,385(6)
Chief Executive Officer             1999                   -          -              -             -              -
                                    1998                   -          -              -             -              -

Charles E. Bergeron(4)              2000             157,500          -              -             -        362,250(7)
Former Interim President and        1999             157,500    $25,000              -        40,000              -
Chief Financial Officer             1998             150,288          -              -        60,000              -

Michael J. Gausling                 2000             197,596    107,000              -        70,000          3,000
President and                       1999             175,000     70,000              -             -          3,000
Chief Operatin Officer              1998             175,000     10,000              -             -          3,000

R. Sam Niedbala, Ph.D.              2000             170,385     80,313              -        70,000          3,000
Executive VIce President and        1999             160,000     48,000              -             -          3,000
Chief Science Officer               1998             160,000     10,000              -             -          3,000

William M. Hinchey                  2000             137,856     54,250              -        45,000          3,000
Senior Vice President of            1999             135,000     33,750              -             -          3,000
Marketing, Drugs of Abuse           1998             135,000     10,000              -             -          3,000

William D. Block(5)                 2000             150,000          -              -        45,000         61,187(6)
Vice President of                   1999              89,423          -       $29, 996       112,500         58,725(6)
Sales and Marketing                 1998                   -          -              -             -              -

J. Richard George, Ph.D.            2000             150,000          -              -        45,000          2,262
Senior Vice President of            1999             150,000          -              -        25,000          3,384
Research and Development,           1998             130,769          -              -        60,000          2,406
Infectious Disease

Andrew S. Goldstein(8)              2000             155,000          -              -             -        243,161(7)
Former Senior Vice President of     1999             155,000          -              -        15,000          2,957
Advanced Technology                 1998             150,192          -              -        45,000          3,653
Development

(1) Table includes compensation paid by Epitope and STC to the Company's Chief Executive Officer and the other named officers prior to the Merger on September 29, 2000.

(2) Represents the number of shares for which options were awarded. The options shown for Mr. Thompson in 2000 and all other officers in 1999 and 1998 include shares of Epitope and STC common stock converted into shares of the Company as a result of the Merger. No stock appreciation rights ("SARs") were granted to any named executive officer during the years presented.

(3)  Except  as  otherwise  noted  in (6)  and  (7)  below,  represents  amounts
     contributed   to  401(k)  profit   sharing   plans  as  employer   matching
     contributions in the form of common stock or cash.

(4) Mr. Bergeron served as Interim President until Mr. Thompson joined the Company in January 2000. Mr. Bergeron resigned from the Company in December 2000.

(5) Mr. Block joined the Company in May 1999. At April 20, 2001, Mr. Block held 6,233 shares of restricted Common Stock with a dollar value of $29,996 at the time of grant. The restricted shares vested in full on the first anniversary of Mr. Block's employment date.

(6) Includes $135,385 and $57,283 in relocation expenses for Mr. Thompson and Mr. Block, respectively, in 2000, and $57,307 in relocation expenses for Mr. Block in 1999, which expenses were reimbursed by the Company. Such expenses include moving costs, realtor fees, closing costs, furniture storage costs, other miscellaneous expenses, and federal and state income taxes on amounts paid as expense reimbursement.

(7) Includes $86,625 and $34,578 in accrued vacation pay for Mr. Bergeron and Mr. Goldstein, respectively, and $275,625 and $206,667 in severance costs for Mr. Bergeron and Mr. Goldstein, respectively.

(8)  Mr. Goldstein resigned from the Company in December 2000.

Option Grants in the Last Fiscal Year

The following table summarizes stock options to acquire shares of the Common Stock granted to the named executive officers during the year ended December 31, 2000. The percentage of total options granted is based on an aggregate of 1,596,142 options granted to all employees in 2000, including options granted to the named executive officers.

                                      Percentage
                                      of Total
                      Number of       Options         Market                                Potential Realizable Value at
                      Securities      Granted to      Exercise     Price                     Assumed Annual Rates of
                      Underlying      Employees       Price         on        Expir-              Stock Price
                      Options         in Fiscal       Per          Date of    ation      Appreciation for Option Term (3)
                                                                                        -----------------------------------
Name                  Granted(1)         Year         Share(2)     Grant       Date         0%         5%        10%
-----------------------------------------------------------------------------------------------------------------------------

Robert D. Thompson     375,000(4)       23.5          $4.593      $6.125      1/05/10    $574,500     $2,018,992  $4,235,127
                       100,000           6.3           7.094       7.094     12/13/10           -        446,138   1,130,601

Charles E. Bergeron          -             -               -           -            -           -              -           -

Michael J. Gausling     70,000           4.4           7.094       7.094     12/13/10           -        312,296     791,421

R. Sam Niedbala         70,000           4.4           7.094       7.094     12/13/10           -        312,296     791,421

William M. Hinchey      45,000           2.8           7.094       7.094     12/13/10           -        200,762     508,770

William D. Block        45,000           2.8           7.094       7.094     12/13/10           -        200,762     508,770

J. Richard George       45,000           2.8           7.094       7.094     12/13/10           -        200,762     508,770

Andrew S. Goldstein          -             -               -           -            -           -              -           -

(1) Except as otherwise noted or as required by law, options are qualified as incentive stock options and vest as to one-fourth one year after the date of grant, with the remaining three-fourths vesting in monthly installments over the following 36 months. Vesting ceases 90 days following termination of employment and is accelerated in case of a change in control of the Company. The holder's right to exercise the options will terminate immediately upon termination of employment for cause, will expire five years after retirement, and will expire one year after death, disability, or ceasing to be an active employee of the Company for any other reason. Subject to certain conditions, the exercise price of the options may be paid by delivery of previously acquired shares of Common Stock. No SARs were granted during 2000.

(2) Except as otherwise noted, the exercise price for all options is the market value on the date of grant, calculated as the mean between the high and low sales prices of the Common Stock as quoted on the date of grant on The Nasdaq Stock Market.

(3) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year term of the options. There can be no assurance that the Common Stock will appreciate in value at any particular rate or at all in future years.

(4) Includes options for 375,000 shares of Epitope common stock converted into shares of the Common Stock on a one-for-one basis as a result of the Merger. These options were granted at 75% of the market value on the date of the grant. Mr. Thompson's options became fully vested at the time of the Merger.

Fiscal Year-End Option Values (1)

The following table shows 2000 year-end amounts and value of shares of the Common Stock underlying outstanding options for the named executive officers.

                                                               Number of Securities       Value of Unexercised In-the-
                           Shares                             Underlying Unexercised      Money Options at Fiscal
                           Acquired                         Options at Fiscal Year-End           Year-End(2)
                             on           Value            ---------------------------    ---------------------------
    Name                   Exercise      Realized(3)       Exercisable   Unexercisable    Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Robert D. Thompson              -               -           375,000       100,000         $1,113,563      $    46,850

Charles E. Bergeron             -               -           234,000             -            603,323                -

Michael J. Gausling             -               -             3,972        81,916             26,851          113,347

R. Sam Niedbala                 -               -             3,972        81,916             26,851          113,347

William W. Hinchey              -               -             3,972        56,916             26,851          101,635

William D. Block                -               -           112,500        45,000            283,984           21,083

J. Richard George          58,000        $260,557            65,500        45,000            160,636           21,083

Andrew S. Goldstein        60,000         411,881           194,000             -            562,232                -



(1)  The named executive officers held no SARs at December 31, 2000.

(2) In-the-money stock options are options for which the exercise price is less than the fair market value of the underlying stock on a particular date. The values shown in the table are based on the difference between $7.5625, which was the average of the high and low sales prices of the Common Stock as quoted on The Nasdaq Stock Market on December 29, 2000, and the applicable exercise price.

(3) Value realized represents the difference between the fair market value of Common Stock underlying the options at the exercise date and the exercise price of the options.

Employment Agreements

Prior to the Merger, Messrs. Bergeron, Thompson, Block and Goldstein and Dr. George each had an employment agreement with Epitope. Pursuant to their employment agreements, these officers, other than Mr. Goldstein, were entitled to receive one year of salary in the event their employment was terminated without cause. Mr. Goldstein was entitled to receive two years of salary in the event his employment was terminated without cause or his employment was terminated in connection with a change in control of Epitope. The agreements with Messrs. Thompson, Bergeron and Block permitted each of them to treat a change in control of Epitope and other events specified in those agreements as a termination without cause. The agreements did not expire by their terms and were terminable by Epitope with cause (upon 90 days' notice, in the case of Mr. Goldstein) or, subject to payment of the salary amounts described above, without cause. However, none of these officers, other than Messrs. Bergeron and Goldstein, received any cash payment as a result of the termination of their current employment agreements with Epitope.

Pursuant to his employment agreement, Mr. Thompson received a loan of $75,000 from Epitope to be used for the purchase of his home in the Portland, Oregon area. Under its original terms, the loan did not accrue interest if repaid on or before the earlier of (i) the tenth day following the sale of Mr. Thompson's residence in Kansas or (ii) the first anniversary of the date of the loan. The Company agreed to an extension of the due date until April 17, 2002. Interest will accrue at the rate of 9% per year from the due date until the loan is repaid.

The Company and Mr. Bergeron entered into a retention agreement dated June 6, 2000 pursuant to which Mr. Bergeron received 12 months of his regular salary, or $157,500, for remaining with the Company until his resignation in December 2000. Mr. Bergeron also received a severance payment equal to $118,125 under his employment agreement as a result of the Merger. Mr. Goldstein received a severance payment of $206,666 under his employment agreement as a result of the Merger.

In connection with the Merger, the Company entered into new employment agreements with Messrs. Thompson and Block and Dr. George, which superceded their prior employment agreements with Epitope. The Company also entered into employment agreements with Messrs. Gausling and Hinchey and Dr. Niedbala.

Mr. Thompson's new employment agreement provides, among other things, that Mr. Thompson will serve as the Chief Executive Officer of the Company for a term of three years, subject to automatic renewal for successive one-year periods unless either party gives the other party notice that the term will not be extended. Mr. Thompson will be paid a regular salary of $275,000 per year. Mr. Thompson is also eligible to participate in the executive bonus plan established by the Company, and to receive or participate in any long-term incentive plan or any other additional benefits which may be made available by the Company from time to time. Mr. Thompson will be reimbursed for job-related expenses, the Company agreed to pay Mr. Thompson a one-time relocation allowance of $30,000 upon relocation of his residence to Pennsylvania, and the Company agreed to purchase, or arrange for a third-party to purchase, Mr. Thompson's house in Portland, Oregon, at a purchase price of $672,000. The Company agreed to pay all mortgage payments on the house that became due between the date of the relocation of the Company's headquarters to Pennsylvania and the closing date of the purchase of Mr. Thompson's Portland, Oregon house, with any amounts so paid to be grossed up for any income tax owed by Mr. Thompson as a result of such payments. The agreement also required that Mr. Thompson and the Company enter into a business protection agreement containing noncompetition provisions.

Mr. Thompson's employment agreement will terminate upon Mr. Thompson's death or upon 60 days' written notice from Mr. Thompson to the Company. Mr. Thompson's employment agreement may also be terminated by the Company for cause (as defined therein), or without cause. Upon the termination of Mr. Thompson's employment without cause, Mr. Thompson will continue to be paid his annual salary for the greater of (x) 12 months, (y) the remaining term of the employment agreement, or
(z) 36 months if Mr. Thompson elects to treat one of the following events as a termination without cause: (i) a material breach of the employment agreement by the Company; (ii) a reduction in Mr. Thompson's salary or a change in his title or a substantial diminution of his duties; (iii) a requirement that Mr. Thompson regularly report to someone other than the Chairman of the Board; or (iv) a change in control of the Company.

A "change in control" generally is defined to take place when disclosure of such a change would be required by the proxy rules promulgated by the Commission or when either:

   - a person (other than the Company, any of its subsidiaries, any employee benefit plan of the Company, or any person with voting power arising from a revocable proxy) acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 30% or more of the combined voting power of the Company's voting securities;

   - less than a majority of the directors are persons who were either nominated or selected by the Board;

   - the consummation of any consolidation or merger in which the Company is not the surviving corporation or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company; or

   - the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

In lieu of the Company purchasing Mr. Thompson's house in Portland, Oregon, the Company made a loan to Mr. Thompson in the amount of $100,649 for relocation purposes, which shall not accrue interest if repaid on or before the earlier of
(i) the tenth day following the closing of the sale of Mr. Thompson's house in Portland, Oregon, or (ii) the first anniversary of the date of the loan. Interest will accrue at the rate of 9% per year from the due date until the loan is repaid.

All of the other employment agreements are substantially similar to Mr. Thompson's, with the following exceptions:

Mr. Gausling will serve as the President and Chief Operating Officer of the Company, he will be under the supervision of the Chief Executive Officer of the Company, and he will be paid a regular salary of $225,000 per year. Mr. Gausling's house was not purchased by the Company, and he received no relocation allowance or loan. Mr. Gausling's employment agreement contains the same termination provisions as Mr. Thompson's, except that Mr. Gausling cannot elect to treat a requirement that he regularly report to someone other than the Chairman of the Board as a termination without cause.

Dr. Niedbala will serve as the Executive Vice President and Chief Science Officer of the Company, he will be under the supervision of the Chief Executive Officer of the Company, and he will be paid a regular salary of $185,000 per year. Dr. Niedbala's house was not purchased by the Company, and he received no relocation allowance or loan. Dr. Niedbala's employment agreement contains the same termination provisions as Mr. Thompson's, except that Dr. Niedbala cannot elect to treat a requirement that he regularly report to someone other than the Chairman of the Board as a termination without cause, and he will be paid his salary for 24 months, rather than 36 months, if he elects to treat one of the events described above as a termination without cause.

Mr. Hinchey will serve as the Senior Vice President of Marketing, Drugs of Abuse of the Company, he will be under the supervision of the Senior Vice President of Sales and Marketing of the Company, and he will be paid a regular salary of $150,000 per year. Mr. Hinchey's employment agreement is for a term of two, rather than three, years. Mr. Hinchey's house was not purchased by the Company, and he received no relocation allowance or loan. Mr. Hinchey's employment agreement contains the same termination provisions as Mr. Thompson's, except that Mr. Hinchey cannot elect to treat a requirement that he regularly report to someone other than the Chairman of the Board as a termination without cause, and he will be paid his salary for 24 months, rather than 36 months, if he elects to treat one of the events described above as a termination without cause.

Mr. Block will serve as the Senior Vice President of Sales and Marketing of the Company, he will be under the supervision of the Chief Executive Officer of the Company, and he will be paid a regular salary of $150,000 per year. Mr. Block's employment agreement is for a term of two, rather than three, years. The Company agreed to purchase Mr. Block's house at a purchase price equal to the average of three independent appraisals or such other price as is agreed to by the Company and Mr. Block. Mr. Block received a $30,000 relocation allowance, but did not receive a loan. Mr. Block's employment agreement contains the same termination provisions as Mr. Thompson's, except that Mr. Block cannot elect to treat a requirement that he regularly report to someone other than the Chairman of the Board as a termination without cause, and he will be paid his salary for 24 months, rather than 36 months, if he elects to treat one of the events described above as a termination without cause.

Dr. George will serve as the Senior Vice President of Research and Development, Infectious Disease of the Company, he will be under the supervision of the Chief Science Officer of the Company, and he will be paid a regular salary of $150,000 per year. Dr. George's employment agreement is for a term of two, rather than three, years. Dr. George's house was not purchased by OraSure Technologies, and he received no relocation allowance or loan. Dr. George's employment agreement contains the same termination provisions as Mr. Thompson's, except that Dr. George cannot elect to treat a requirement that he regularly report to someone other than the Chairman of the Board as a termination without cause, and he will be paid his salary for 24 months, rather than 36 months, if he elects to treat one of the events described above as a termination without cause.

Compensation of Directors

In December 2000, the Company adopted a compensation policy for nonemployee Directors (the "Policy"). Pursuant to the Policy, nonemployee Directors receive an annual fee for service on the Board of $12,000 payable quarterly in advance. No additional fee is paid for service on a committee of the Board. Nonemployee Directors also receive an initial grant of 40,000 stock options upon joining the Board (the "Initial Grant") and an annual grant of 20,000 stock options each year thereafter (the "Annual Grant") on the annual option grant date for officers and employees of the Company. Messrs. Crouse, Bolton, Hausmann and Pringle each received Annual Grants in December 2000. In April 2001, the Policy was amended to provide for an additional grant of 40,000 stock options for any Director who becomes Chairman of the Board (the "Chairman Grant") and to increase the Annual Grant for any nonemployee Director who serves as Chairman of the Board to 30,000 stock options. As a result of this amendment, on April 17, 2001, the Board awarded Mr. Crouse a Chairman Grant of 40,000 stock options in recognition of his service as Chairman of the Board.

The options granted to nonemployee Directors are nonqualified stock options, and have an exercise price equal to the mean between the high and low sale prices of the Company's Common Stock as quoted on The Nasdaq Stock Market on the grant date. Each Initial Grant and Chairman Grant generally vests on a monthly basis over the 24 months immediately following the grant date, and each Annual Grant vests on a monthly basis over the 12 months immediately following the grant date. All vesting of the options will cease 90 days after the nonemployee Director ceases to serve on the Board. Options become exercisable in full immediately upon the occurrence of a change in control of the Company. A change in control of the Company would occur on the happening of such events as the beneficial ownership by a person or group of 30 percent or more of the outstanding Common Stock, certain changes in Board membership affecting a majority of positions, certain mergers or consolidations, a sale or other transfer of all or substantially all the Company's assets, or approval by the stockholders of a plan of liquidation or dissolution of the Company, as well as any change in control required to be reported by the proxy disclosure rules of the Commission. Payment of the exercise price may be made in cash or by delivery of previously acquired shares of Common Stock having a fair market value equal to the aggregate exercise price.

Compensation Committee Interlocks and Insider Participation

Michael G. Bolton and Roger L. Pringle served as members of the Compensation Committee of the Company's Board of Directors during 2000. Neither Mr. Bolton nor Mr. Pringle currently serves as an officer of the Company nor did they serve as an officer of Epitope. There are no compensation committee interlocks between the Company and any other entity involving the Company's or such entity's executive officers or board members.

The following report of the Compensation Committee of the Board (the "Committee") and the Stock Price Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing by the Company under either the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. The following report and the Stock Price Performance Graph shall not otherwise be deemed filed under such Acts.

Report of the Compensation Committee

GENERAL. The Committee, which is composed of independent, nonemployee directors, is responsible for establishing and administering the Company's policies that govern executive compensation and benefit practices. The Committee evaluates the performance of the executive officers and determines their salary, merit cash bonus and related benefits. The Committee also grants certain awards under the Company's stock award plans.

COMPENSATION PHILOSOPHY. The Company's executive compensation programs are designed to (i) align the interests of executive management with the long-term interests of the Company's stockholders, (ii) motivate executives to achieve the strategic business goals of the Company and recognize their individual contributions, and (iii) provide compensation opportunities which are competitive with those offered by other medical diagnostic companies similar in size and performance to the Company. In furtherance of these goals, the components of executive compensation include base salary, merit cash bonuses, stock option grants and other benefits, and are linked to individual performance.

In connection with the Merger of Epitope and STC into the Company, the Board of Directors decided to reevaluate the compensation provided to executive officers. As a result, the Board retained an independent consultant to provide an analysis of executive compensation in light of compensation provided to comparable positions in the marketplace ("Compensation Assessment"). Based on this Compensation Assessment, the Committee recommended to the Board that certain salary levels be adjusted during 2000 and that a Management Incentive Plan for cash bonus awards in 2001 (the "2001 MIP") be established. The Committee also granted stock options to executive officers and other employees.

BASE SALARY. At least annually, the Committee sets the salary for all executive officers. The Committee receives and considers management recommendations concerning salary adjustments for executive officers, as well as compensation data regarding other medical diagnostic companies. The Company generally tries to maintain executive salaries near the median level paid by similarly situated companies.

After reviewing the Compensation Assessment, the Committee decided not to increase Mr. Thompson's salary during 2000. Mr. Thompson's salary had been established when Mr. Thompson joined Epitope in January 2000, at a level designed to attract a suitable candidate. The Compensation Assessment confirmed that Mr. Thompson was being paid at a competitive level.

Salary increases were approved for Messrs. Gausling and Hinchey and Dr. Niedbala at the time of the Merger in order to bring their salaries more in line with competitive levels, as indicated in the Compensation Assessment.

MERIT CASH BONUSES. No merit cash bonuses were awarded by the Company during fiscal year 2000. Prior to the Merger in 2000, Messrs. Gausling and Hinchey and Dr. Niedbala received cash bonuses under STC's established management incentive plan.

In February 2001, the Committee approved the 2001 MIP which establishes target cash bonus awards for executive officers and certain other managers for 2001. The terms of the 2001 MIP were developed after review of the Compensation Assessment and are designed to provide executive officers and management with the opportunity to receive cash bonus awards comparable to bonus opportunities provided in the marketplace. Awards for 2001 will be based on each executive's achievement of certain individual performance targets and the Company's attainment of certain sales and earnings per share targets for the year. The payment level could reach 200% of the target level if the sales and earnings per share targets are exceeded. Mr. Thompson's target payment is 50% of base salary.

STOCK OPTIONS. As previously noted, an important goal of the Company's compensation program is to align the interests of the executive officers and other employees with the long-term interests of the Company's stockholders. In furtherance of this goal, the Board of Directors adopted the 2000 Stock Award Plan (the "Award Plan") pursuant to which the Company may grant stock-based awards to directors, officers, and employees of, and consultants and advisers to, the Company.

In general, the size of individual option grants is determined by the Committee based on the executive's duties and the levels of option grants for executives with comparable positions at other medical diagnostic companies. For 2000, stock option awards for executive officers and other managers were based on the Compensation Assessment. Mr. Thompson received an award for 100,000 shares, which the Committee believes is in line with awards given in the marketplace for individuals in his position. Mr. Thompson also received an award for 375,000 shares when he was hired by Epitope in January 2000, based on a determination that such a grant was necessary to attract a suitable candidate. Messrs. Gausling, Hinchey and Block and Drs. Niedbala and George also received stock option awards in 2000.

OTHER COMPENSATION. The Company also has maintained the 401(k) profit sharing plans (the "401(k) Plans") that had been in place for employees of Epitope and STC. These plans allow participants to defer compensation pursuant to Section 401(k) of the Internal Revenue Code. All employees of the Company, including executive officers, are eligible to participate in one of the 401(k) Plans provided certain qualifications are met. In addition to amounts which participants may elect to contribute to a 401(k) Plan, the Company makes matching contributions which are allocated to all participants. Payments of benefits accrued for 401(k) Plan participants will be made upon retirement or upon termination of employment prior to retirement provided certain conditions have been met by the employee prior to termination. During 2001, the Committee intends to merge the existing 401(k) Plans into a single new plan, in which all employees, including executive officers, will be eligible to participate.

COMPENSATION COMMITTEE:

Roger L. Pringle, Chairman
Michael G. Bolton

April 17, 2001

Stock Price Performance Graph

The following graph compares the cumulative total returns to investors in the Company's Common Stock, the Standard & Poor's 500 Stock Index, the Russell 2000 Index and the Nasdaq Biotechnology Index for the period from December 31, 1995 through December 31, 2000. The graph assumes that $100 was invested on December 31, 1995, in the Company's Common Stock and in each of the above-mentioned indices, and that all dividends were reinvested. In the past, the Company has compared itself to the Russell 2000 Index and the Standard & Poor's 500 Stock Index. However, the Company has decided to replace the Standard & Poor's 500 Stock Index with the Nasdaq Biotechnology Index. The Nasdaq Biotechnology Index was chosen because it includes a number of the Company's competitors. The Company is not included in the Standard & Poor's 500 Stock Index. The Russell 2000 Index has been retained because it is an index of companies with market capitalizations similar to the Company. Indices have been selected because the Company has been unable to identify a peer group of companies for comparison. No single public or private company has a comparable mix of technologies under development or products which serve the same markets as the Company. Stockholders are cautioned that the graph shows the returns to investors only as of the dates noted and may not be representative of the returns for any other past or future period.

               COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG ORASURE TECHNOLOGIES, INC., THE S&P 500 STOCK INDEX, THE RUSSELL 2000 INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX

      [GRAPHIC MATERIAL OMITTED IN WHICH THE FOLLOWING DATA IS DEPICTED:]

                                                Cumulative Total Return
                                   --------------------------------------------------
DATE                                12/95    12/96    12/97    12/98    12/99   12/00
ORASURE TECHNOLOGIES, INC.         100.00    69.70    30.30    35.61    39.39   50.00
S&P 500                            100.00   122.96   163.98   210.84   255.22  231.98
RUSSELL 2000                       100.00   116.49   142.55   138.92   168.45  163.36
NASDAQ BIOTECHNOLOGY               100.00    99.67    99.61   143.71   289.77  356.35




* The stock performance data for the Company used to generate the graph reflects the cumulative total return on the common stock of Epitope for all periods prior to the September 29, 2000 Merger of Epitope into the Company. However, the data does not include any adjustment for the spin-off of Epitope's former subsidiary, Agritope, Inc., which was effected as a special stock dividend to Epitope's shareholders. In the spin-off, each shareholder of record of Epitope on December 26, 1997, received one share of Agritope, Inc., common stock for each five shares of Epitope's common stock.

                                  Annual Report

The Company's Annual Report to Stockholders for the year ended December 31, 2000, accompanies this Proxy Statement. On written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of the Company's Common Stock on April 20, 2001, the record date for the Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Secretary of the Company at the address of the Company set forth in the Notice of Annual Meeting of Stockholders immediately preceding this Proxy Statement.

                         Independent Public Accountants

CHANGE IN ACCOUNTANT. On December 18, 2000, the Company informed its independent accountants, PricewaterhouseCoopers LLP ("PWC"), that they would be dismissed upon completion of their audit of the Company's financial statements for the three-month transition period ended December 31, 1999. PWC previously audited the financial statements of the Company's predecessor, Epitope, for the years ended September 30, 1998 and September 30, 1999.

On September 29, 2000, the Company changed its fiscal year to a calendar year, and therefore no report of PWC was issued on the Company's financial statements for the fiscal year ended September 30, 2000. PWC has issued a report on the Company's interim financial statements for the transition period October 1, 1999 through December 31, 1999. The reports of PWC on Epitope's financial statements for the years ended September 30, 1998 and September 30, 1999, and for the three months ended December 31, 1999, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during its audits for the fiscal years ended September 30, 1998 and September 30, 1999, and for the three months ended December 31, 1999, (i) there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PWC's satisfaction, would have caused PWC to make reference to the subject matter of such disagreements in their reports, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Because the Company's headquarters, including its Financial Department, were relocated to the former headquarters of STC in Bethlehem, Pennsylvania, it was determined that it would be appropriate to retain Arthur Andersen LLP ("Andersen"), the independent public accountants of STC, as the Company's independent public accountants. The Company's Audit Committee and Board of Directors authorized the dismissal of PWC and retention of Andersen. The Company retained Andersen as its independent public accountants effective December 18, 2000.

Andersen has examined the financial statements of the Company for the year 2000. No change in independent public accountants is contemplated for 2001. The Company expects representatives of Andersen to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The representatives of Andersen will have the opportunity to make a statement at the meeting if they desire to do so.

AUDIT FEES. The aggregate audit fees billed by Andersen for review of the Company's annual financial statements for the year 2000 and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $114,781.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage Andersen to provide systems design and implementation services (as defined in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X under the Exchange Act) during the year ended December 31, 2000.

ALL OTHER FEES. The aggregate fees billed by Andersen to the Company for non-audit services rendered to the Company for the year ended December 31, 2000, including fees paid by STC in connection with the Merger, totaled $243,675. The Audit Committee of the Company's Board of Directors has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above are compatible with maintaining Andersen's independence.

                       Deadline For Stockholder Proposals

Stockholders of the Company may submit proposals for inclusion in the proxy materials for the Company's 2002 Annual Meeting of Stockholders. Any such proposals must meet the stockholder eligibility and other requirements imposed by rules issued by the Securities and Exchange Commission and must be received by the Company at 150 Webster Street, Bethlehem, Pennsylvania 18015, Attention:
Secretary, not later than January 20, 2002.

If a stockholder proposal is to be presented without inclusion in the Company's proxy materials for the 2002 Annual Meeting, the Company must receive the proposal no later than April 25, 2002 in accordance with the advance notice provisions of the Company's Bylaws. Proxies submitted in connection with the 2002 Annual Meeting of Stockholders will confer on the appointed proxies discretionary voting authority to vote on stockholder proposals that are not presented for inclusion in the proxy materials unless the proposing stockholder notifies the Company by April 25, 2002 that such proposal will be made at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Jack E. Jerrett
Secretary
April 30, 2001

                                    Exhibit A
                                    ---------

                           OraSure Technologies, Inc.
                    Audit Committee of the Board of Directors
                            Charter of Responsibility

                                    Article I
                                Mission Statement
                                -----------------

The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process and the company's process for monitoring compliance with laws and regulations. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the external auditors.

                                   Article II
                                   Membership
                                   ----------

Section 1. TERM: Members of the committee are appointed by the board of directors and shall serve for a term of one year. Each committee member may be re-appointed for additional terms at the discretion of the board of directors.

Section 2. INDEPENDENCE: The audit committee shall consist only of independent directors. A director will not be considered "independent" if he or she has:

      - been employed by the company or its affiliates in the current or past three years;

      - accepted any compensation from the company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non- discretionary compensation);

      - an immediate family member who is, or has been in the past three years, employed by the company or its affiliates as an executive officer;

      - been a partner, controlling shareholder or an executive officer of any for-profit business to which the company made, or from which it received, payments (other than those which arise solely from investments in the company's securities) that exceed five percent of the company's or business's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years, or;

      - been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

Section 3. BACKGROUND AND EXPERIENCE: Audit committee members shall possess financial literacy which is the ability to read and understand fundamental financial statements, including the company's balance sheet, income statement, and cash flow statement. At least one committee member shall possess accounting or related financial management expertise, which would include past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer (CEO) or other senior officer with financial oversight responsibilities.

                                   Article III
                                  Organization
                                  ------------

Section 1. NUMBER: The audit committee shall consist of not less than three members of the board of directors.

Section 2. CHAIRPERSON: The board of directors shall appoint one member of the audit committee to act as the committee chairperson. Section 3. Meetings: The audit committee shall meet as often as necessary, as determined by the committee chairperson. Meetings will usually be scheduled in conjunction with board meetings. Members shall be given at least 5 days notice of each meeting, but may waive notice in writing. Meetings will follow an agenda and approved minutes of the meeting shall be maintained. In addition to the committee, other participants may include the external auditors, the CEO, chief financial officer
(CFO) and controller, or others as determined by the committee. The audit committee shall meet privately at least once per year with management and at least once per year with the external auditors.

                                   Article IV
                           Roles and Responsibilities
                           --------------------------

Section 1: INTERNAL CONTROLS: The audit committee shall determine whether internal control recommendations made by external auditors have been implemented by management and ensure that external auditors have kept the audit committee informed about fraud, illegal acts, and deficiencies in internal controls.

Section 2: FINANCIAL REPORTING - GENERAL: The audit committee shall: a) review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and b) discuss significant risks and exposures and plans to minimize such risks with management and external auditors.

Section 3: ANNUAL FINANCIAL STATEMENTS: The audit committee shall, prior to filing of the Company's annual financial statements with the Securities and Exchange Commission (SEC) on Form 10-K: a) review the annual financial statements and determine whether they are complete and consistent with the information known to committee members; b) determine the presence of complex and/or unusual transactions and the appropriateness of their accounting and disclosure treatment; c) determine that accounting for, and disclosure of, judgmental areas such as valuation of assets and liabilities, loss reserves, and other commitments and contingencies are adequate; d) review management's handling of proposed audit adjustments identified by the external auditors; e) review the Management's Discussion and Analysis (MD&A) section of the annual report on Form 10-K and consider whether the information is adequate and consistent with the committee members' knowledge about the company and its operations; f) ensure that the external auditors communicate required matters to the committee, including the written disclosures and letter from the external auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented; g) discuss with the external auditors their independence; h) discuss the audited financial statements with management; i) discuss with the external auditors the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards, AU ss. 380), as may be modified or supplemented; and j) recommend to the board of directors whether the audited financial statements be included in the annual report on Form 10-K.

Section 4: INTERIM FINANCIAL STATEMENTS: Prior to release of the Company's quarterly financial statements to the SEC on Form 10-Q, the audit committee or the committee chairperson shall require the external auditors to inform the committee of any significant: disagreements with management, new accounting policies, adjustments to the financial statements or unusual events or transactions.

Section 5: COMPLIANCE WITH SECURITIES LAWS AND REGULATIONS: The audit committee shall review the effectiveness of the system for monitoring compliance with laws and regulations and management's investigation and follow-up on any fraudulent acts or accounting irregularities. Periodic updates shall be obtained from management and general counsel regarding compliance. The audit committee shall review the findings of examinations by regulatory agencies such as the SEC, and be satisfied that regulatory compliance matters have been considered in the preparation of the financial statements.

Section 6: EXTERNAL AUDITORS: The audit committee shall meet with the external auditors to review the proposed audit scope and approach, review the independence of the external auditors by reviewing the non-audit services they perform for the company and the assertion of their independence in accordance with professional standards. At least once annually, the audit committee shall review the performance of the external auditors with the full board of directors and determine the reappointment or discharge of the external auditors, who are ultimately accountable to the board of directors and the audit committee.

Section 7:  OTHER RESPONSIBILITIES: The audit committee shall:

      - establish periodic meetings with the external auditors, internal auditors, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately;

      - ensure that significant findings or recommendations made by the external auditors are received and discussed on a timely basis;

      - review, with the company's general counsel, any legal matters that could have a significant impact on the company's financial statements;

      - review the policies and procedures in effect for considering officers' expenses and perquisites;

      - if necessary, institute special investigations, and if appropriate, hire special counsel or experts to assist;

      - perform oversight functions as required by the full board;

      - review and update the audit committee charter annually and receive full board approval of any changes;

      - regularly update the board of directors about committee activities and make appropriate recommendations.

                                                               Please mark  [X]
                                                               your vote as
                                                               indicated in
                                                               this example

1. Election of Directors
                                         FOR          WITHHOLD
    Class I (Term expiring 2004)        [   ]          [   ]
                 Michael G. Bolton
                 Frank G. Hausmann

(Instruction: To withhold authority to vote for any individual nominee, mark FOR and strike a line through the nominee's name in the list above. To withhold authority to vote for all nominees, mark WITHHOLD.)











Signature(s)  ________________________________ Dated: _____________, 2001
Please date and sign exactly as your name appears on this Proxy. If signing for estates, trusts, partnerships or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE









                           ORASURE TECHNOLOGIES, INC.

                       2001 Annual Meeting of Stockholders
                             Thursday, June 14, 2001

                           ORASURE TECHNOLOGIES, INC.

                                    P R O X Y

                       2001 Annual Meeting of Stockholders

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard D. Hooper and Jack E. Jerrett, and each of them, proxies with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of OraSure Technologies, Inc. (the "Company"), to be held on Thursday, June 14, 2001, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, with respect to the matters listed on the reverse side.

     The shares represented by this Proxy, if properly executed, will be voted as specified on the reverse side or, if no specification is made, will be voted FOR the election of the nominees listed on the reverse side as directors. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgment.

         PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY.

                (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE









                           ORASURE TECHNOLOGIES, INC.

                       2001 Annual Meeting of Stockholders
                             Thursday, June 14, 2001